Exhibit 99.3

IDEARC INC.

OFFER TO EXCHANGE ITS

8% SENIOR NOTES DUE 2016

THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

FOR ANY AND ALL OF ITS OUTSTANDING

UNREGISTERED 8% SENIOR NOTES DUE 2016

PURSUANT TO THE

PROSPECTUS DATED MAY     , 2007

TO:	BROKERS, DEALERS, COMMERCIAL BANKS,
TRUST COMPANIES, AND OTHER NOMINEES:

Idearc Inc. (the “Company”) is offering to exchange (the “Exchange Offer”), upon and subject to the terms and conditions set forth in the enclosed Prospectus, dated May     , 2007 (the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”), its 8% Senior Notes due 2016, which have been registered under the Securities Act of 1933 (the “New Notes”), for any and all of its outstanding 8% Senior Notes due 2016 (the “Existing Notes”). The Exchange Offer is being made in order to satisfy obligations of the Company contained in the Registration Rights Agreement among the Company, the guarantors listed therein, J.P. Morgan Securities Inc., and Bear, Stearns & Co. Inc.

In connection with the Exchange Offer, we are requesting that you contact your clients for whom you hold Existing Notes registered in your name or in the name of your nominee, or who hold Existing Notes registered in their own names.

For you information and for forwarding to your clients, we are enclosing the following documents:

1.	Prospectus dated May , 2007;

2.	A Letter of Transmittal for your use and for the information of your clients;

3.	A form of Notice of Guaranteed Delivery; and

4.	A form of letter that may be sent to your clients for whose account you hold Existing Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer.

WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON                     , 2007, UNLESS EXTENDED.

The Exchange Offer is not conditioned upon any minimum number of Existing Notes being tendered.

To participate in the Exchange Offer, a beneficial holder must either (1) cause to be delivered to U.S. Bank National Association (the “Exchange Agent”), at the address set forth in the Letter of Transmittal, definitive registered notes representing Existing Notes in proper form for transfer together with a properly executed Letter of Transmittal or (2) cause a DTC participant to tender such holder’s Existing Notes to the Exchange Agent’s account maintained at The Depository Trust Company (“DTC”) for the benefit of the Exchange Agent through DTC’s Automated Tender Offer Program (“ATOP”), including transmission of a computer-generated message whereby the DTC participant acknowledges and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce that agreement against the DTC participant. By complying with DTC’s ATOP procedures with respect to the Exchange Offer, the DTC Participant confirms on behalf of itself and the beneficial owners of tendered Existing Notes all provisions of the Letter of Transmittal applicable to it and such beneficial owners as fully as if it completed, executed, and returned the Letter of Transmittal to the Exchange Agent. You will need to contact those of your clients for whose account you hold definitive registered notes or book-entry interests representing Existing Notes and seek their instructions regarding the Exchange Offer.

Pursuant to the Letter of Transmittal, each holder (a “Holder”) of the Existing Notes will represent that: (1) the New Notes are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not the Holder is such person; (2) neither the Holder nor any such other person receiving the New Notes is engaged or intends to engage in the distribution of such New Notes within the meaning of the Securities Act; (3) neither the Holder nor any such person receiving the New Notes has an arrangement or understanding with any person to participate in the distribution of such New Notes within the meaning of the Securities Act; and (4) the Holder is not an “affiliate” of the Company within the meaning of the Securities Act.

If the Holder or such other person is a broker-dealer who is receiving the New Notes for its own account in exchange for Existing Notes that were acquired as a result of market-making or other trading activities, each Holder of the Existing Notes will acknowledge and represent that: (1) the Holder or such other person will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes (but by so acknowledging or by delivering a prospectus, such Holder will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act) and (2) the Holder has not entered into any arrangement or understanding with the Company or any “affiliate” of the Company within the meaning of the Securities Act to distribute the New Notes in connection with any resale of the New Notes.

If a Holder of the Existing Notes or any such other person is participating in the Exchange Offer for the purpose of distributing the New Notes, such Holder will acknowledge that (1) the Holder cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in Exxon Capital Holdings Corporation (available April 13, 1989), Morgan Stanley & Co., Inc. (available June 5, 1991) or similar no-action letters regarding Exchange Offer and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction and (2) the Holder may incur liability under the Securities Act if it fails to comply with such requirements, liability from which it is not indemnified by the Company. If a Holder of Existing Notes or any such other person is an “affiliate” of the Company within the meaning of the Securities Act, such Holder understands and acknowledges that the Holder or such other person may not offer for resale, resell, or otherwise transfer such New Notes without registering them under the Securities Act or without an exemption therefrom.

The enclosed “Instructions to Registered Holder or DTC participant from Beneficial Owner” form contains an authorization by the beneficial owners of Existing Notes for you to make the foregoing representations. You should forward this form to your clients and ask them to complete it and return it to you. You will then need to tender Existing Notes on behalf of those of your clients who ask you to do so.

The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Existing Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Existing Notes to it, except as otherwise provided in the section “The Exchange Offer — Fees and Expenses” of the enclosed Prospectus.

Additional copies of the enclosed materials may be obtained from the Exchange Agent at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

IDEARC INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS CONSTITUTES YOU THE AGENT OF THE COMPANY OR THE EXCHANGE AGENT OR AUTHORIZES YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

INSTRUCTIONS TO REGISTERED HOLDER OR DTC PARTICIPANT FROM REGISTERED

HOLDER WITH RESPECT TO THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein, including the Prospectus and the accompanying form of Letter of Transmittal, relating to the Exchange Offer made by Idearc Inc. with respect to its Existing Notes.

This will instruct you as to the action to be taken by you relating to the Exchange Offer with respect to the Existing Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

The principal amount of the Existing Notes held by you for the account of the undersigned is (fill in the amount):

$ (principal amount of Existing Notes)

$ (principal amount of Existing Notes).

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER ALL of the Existing Notes held by you for the account of the undersigned.

☐	To TENDER the following Existing Notes held by you for the account of the undersigned (insert principal amount of Existing Notes to be tendered, if any):

$ (principal amount of Existing Notes)

$ (principal amount of Existing Notes).

☐	NOT TO TENDER any Existing Notes held by you for the account of the undersigned.

If the undersigned is instructing you to tender the Existing Notes held by you for the account of the undersigned, the undersigned agrees and acknowledges that you are authorized:

(a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Existing Notes, including, but not limited to, the representations that: (1) the New Notes are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not the undersigned is such person; (2) neither the undersigned nor any such other person receiving the New Notes is engaged or intends to engage in the distribution of such New Notes within the meaning of the Securities Act; (3) neither the undersigned nor any such person receiving the New Notes has an arrangement or understanding with any person to participate in the distribution of such New Notes within the meaning of the Securities Act; and (4) the undersigned is not an “affiliate” of the Company within the meaning of the Securities Act.

(b) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned if the undersigned is a broker dealer receiving the New Notes for its own account in exchange for Existing Notes that were acquired as a result of market-making or other trading activities, including, but not limited to, the representations that: (1) the undersigned or such other person will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes (but by so acknowledging or by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act) and (2) the undersigned has not entered into any arrangement or understanding with the Company or any “affiliate” of the Company within the meaning of the Securities Act to distribute the New Notes in connection with any resale of the New Notes.

(c) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the acknowledgements contained in the Letter of Transmittal that are to be made with respect to the undersigned if the undersigned or any such other person is participating in the Exchange Offer for the purpose of distributing the New Notes, including, but not limited to, the acknowledgement that: (1) the undersigned or such other person cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in Exxon Capital Holdings Corporation (available April 13, 1989), Morgan Stanley & Co., Inc. (available June 5, 1991) or similar no-action letters regarding Exchange Offer, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction; (2) the undersigned or such other person may incur liability under the Securities Act if the undersigned or such other person fails to comply with such requirements, liability from which the undersigned or such other person is not indemnified by the Company; (3) if the undersigned or any such other person is an “affiliate” of the Company within the meaning of the Securities Act, the undersigned or such other person understands and acknowledges that the undersigned or such other person may not offer for resale, resell, or otherwise transfer such New Notes without registering them under the Securities Act or without an exemption therefrom;

(d) to agree on behalf of the undersigned, as set forth in the Letter of Transmittal; and

(e) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of the Existing Notes.

[Remainder of page intentionally left blank.]

SIGN HERE

Name of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone Number:

Taxpayer Identification Number or Social Security Number:

Date:                     , 2007